UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plan, Contract or Arrangement with Principal or Named Executive Officers

In connection with Anne Brenan’s resignation as Chief Financial Officer of Unwired Planet, Inc. (the “Company”), pursuant to the terms of the Amended and Restated Change of Control Severance Agreement, between Ms. Brennan and the Company the form of which was previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2012, and the First Amendment to the Amended and Restated Change of Control Severance Agreement previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2012, as described in the Release of Claims between the Company and Ms. Brennan included as Exhibit 10.1 hereto, Ms. Brennan will receive a severance payment of $675,000. In addition, Ms. Brennan will receive full acceleration of the vesting of her outstanding options, and the period during which Ms. Brennan may exercise such options is extended by 15 months for a total of 18 months or the earlier expiration date of any such options. The Company will also provide 18 months of paid COBRA benefits to Ms. Brennan and any qualified beneficiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Release of Claims between Unwired Planet, Inc. and Anne Brennan, dated November 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Michael Mulica
Dated: November 9, 2012	Name:	Michael Mulica
	Title:	Chief Executive Officer